Exhibit 10.1

EMPLOYMENT AGREEMENT

CONSENT TO CHANGE IN ROLE

This Employment Agreement Consent to Change in Role (this “Consent”) is entered into this 11th day of December, 2015 (the “Effective Date”) between The J. M. Smucker Company, an Ohio corporation (the “Company”), and David J. West, an individual (“West”). The Company and West are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, reference is made to the Employment Agreement entered into between the Company and West dated February 3, 2015 (the “Employment Agreement”);

WHEREAS, the Parties now wish to acknowledge and agree upon a change in the role and duties of West as set forth in this Consent;

NOW, THEREFORE, in consideration of the agreements of the Parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

AGREEMENT

Section 1 - Consent to Change in Role and Duties

On March 1, 2016, West will assume (as an employee) the role of Strategic Advisor to the Executive Committee of the Board of Directors of the Company, and cease to serve as President, Big Heart Pet Food and Snacks. Between the Effective Date and April 30, 2016, West will, in addition to his other duties, assist in transitioning his current role as President, Big Heart Pet Food and Snacks to his successor. West will continue to report to the Chief Executive Officer of the Company. As Strategic Advisor, West will provide such services in addition to transition services as are commensurate with his position and as are reasonably requested by the Executive Committee. The Company and West acknowledge and agree that this change in role and duties on March 1, 2016 will not trigger or be deemed a Termination for Good Reason, as defined in Section 4(f) of the Employment Agreement. On April 30, 2016, West will cease to be an employee of the Company and will have a “separation from service” within the meaning of Internal Revenue Code Section 409A, but will continue to serve as a member of the Board of the Directors of the Company until the earliest of his resignation, removal or death or the election of his successor.

IN WITNESS WHEREOF, the Parties have executed and delivered this Consent as of the Effective Date.

“Company”	“West”

The J. M. Smucker Company

/s/ Richard K. Smucker	/s/ David J. West
Richard K. Smucker, Chief Executive Officer	David J. West